UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     March 30, 2006
Elcom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code    (781) 440-3333
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
     On March 30, 2006, Elcom International, Inc. (the “Company”) entered into an indemnity agreement (the “Indemnity Agreement”) with Sean P. Lewis, who was appointed and elected as a Director of the Company on March 23, 2006. The Indemnity Agreement is in the form as previously entered into by the Company with its executive officers and other Directors.
     The Indemnity Agreement provides for indemnification by the Company of Mr. Lewis to the fullest extent permitted by law against expenses and damages if he is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his status as a Director of the Company, by reason of any action taken by him or of any inaction on his part while acting as a Director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, partner, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The Indemnity Agreement provides that the Company will advance the expenses of Mr. Lewis incurred in any such proceedings prior to final disposition of the claim.
     The above summary of the Indemnity Agreement is qualified in its entirety by reference to the provisions of the form of Indemnity Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnity Agreement for executive officers and/or Directors of the Company, with attached list of executive officer and/or Director indemnitees
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.
Date: April 6, 2006	By:	/s/ Laurence F. Mulhern
Laurence F. Mulhern
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement for executive officers and/or Directors of the Company, with attached list of executive officer and/or Director indemnitees